                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             CONEXANT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                             25-1799439
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               4311 JAMBOREE ROAD
                          NEWPORT BEACH, CA 92660-3095
                                 (949) 483-4600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              --------------------

                         HOTRAIL, INC. 2000 EQUITY PLAN
                    HOTRAIL, INC. 1997 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              ---------------------

                            DENNIS E. O'REILLY, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             CONEXANT SYSTEMS, INC.
                               4311 JAMBOREE ROAD
                          NEWPORT BEACH, CA 92660-3095
                                 (949) 483-4600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                                KEITH FLAUM, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                              --------------------


================================================================================

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                     PROPOSED              PROPOSED
                                                                     MAXIMUM               MAXIMUM
                                             AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED (1)        PER SHARE (2)             PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1 per share
(including associated Preferred Stock
purchase rights) (3)                      1,321,941 shares            $10.26           $13,558,329.31         $3,579.40
===========================================================================================================================

(1) The shares of common stock of Conexant Systems, Inc. (the "Company"), set forth in the "Calculation of Registration Fee" table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Company's common stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, the price per share and the aggregate offering price are calculated on the basis of the weighted average exercise price of the outstanding options under the assumed plans. The following chart illustrates the calculation of the registration fee:

                                                                               OFFERING PRICE    AGGREGATE OFFERING
                CLASS OF SHARES                NUMBER OF SHARES                   PER SHARE            PRICE
        -----------------------------------------------------------------------------------------------------------
        Shares issuable pursuant to             452,123 shares                      $19.33         $ 8,739,537.59
        outstanding stock options
        under the HotRail, Inc. 2000
        Equity Plan

        Shares issuable pursuant to             869,818 shares                      $ 5.54         $ 4,818,791.72
        outstanding stock options
        under the HotRail, Inc. 1997
        Equity Incentive Plan

        Proposed Maximum Aggregate
        Offering Price                                                                             $13,558,329.31

        Registration Fee                                                                           $     3,579.40

(3) This Registration Statement includes associated stock purchase rights under the Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, LLC, as rights agent. Shares of Company common stock being registered hereby are accompanied by such stock purchase rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for Company common stock and will be transferred along with and only with Company common stock. Upon the occurrence of such prescribed events, separate rights certificates will be issued representing one right for each share of common stock held, subject to adjustment pursuant to anti-dilution provisions.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Conexant Systems, Inc. (the "Company") hereby incorporates by reference into this registration statement on Form S-8 (this "Registration Statement") the following documents that have been filed previously with the Securities and Exchange Commission (the "Commission"):

     (a) Annual Report on Form 10-K of the Company for the year ended September 30, 1999 (including the portions of the Proxy Statement for the Company's 2000 Annual Meeting of Shareowners that are incorporated therein by reference);

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (d) The Company's Current Report on Form 8-K dated January 4, 2000, as amended by the Company's Current Report on Form 8-K/A dated January 11, 2000;

     (e) The Company's Current Report on Form 8-K dated February 16, 2000;

     (f) The Company's Current Report on Form 8-K dated March 10, 2000;

     (g) The Company's Current Report on Form 8-K dated April 3, 2000;

     (h) The Company's Current Report on Form 8-K dated April 12, 2000;

     (i) The Company's Current Report on Form 8-K dated May 17, 2000;

     (j) The Company's Current Report on Form 8-K dated May 23, 2000;

     (k) The Company's Current Report on Form 8-K dated May 30, 2000;

     (l) The Company's Current Report on Form 8-K dated June 13, 2000;

     (m) The Company's Current Report on Form 8-K dated June 27, 2000;

     (n) The Company's Current Report on Form 8-K dated June 29, 2000;

     (o) The Company's Current Report on Form 8-K dated July 24, 2000; and

     (p) The description of the Company's common stock contained in Item 11 of the Company's Registration Statement on Form 10, as amended (File No. 000-24923), dated December 1, 1998, as amended by Part II, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Dennis E. O'Reilly, Esq., who has passed upon the legality of any newly issued shares of common stock of the Company covered by this Registration Statement, is Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Our restated certificate of incorporation provides that our directors are not liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its shareowners, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

         The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to certain limitations. Our by-laws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1     Restated Certificate of Incorporation of the Company, filed as Exhibit
         4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Savings Plan Form S-8"), is incorporated herein by reference.

 4.2 Amendment to Restated Certificate of Incorporation of the Company, filed as Exhibit 4.a.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-30596), is incorporated herein by reference.

 4.3 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Savings Plan Form S-8, is incorporated herein by reference.

 4.4 Specimen certificate for the Company's common stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

 4.5 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8, is incorporated herein by reference.

 4.6 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

 4.7     HotRail, Inc. 2000 Equity Plan, dated April 19, 2000.

 4.8     HotRail, Inc. 1997 Equity Incentive Plan, as amended January 12, 2000.

 5.1 Opinion of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly issued shares of common stock of the Company covered by this Registration Statement.

23.1     Consent of Deloitte & Touche LLP, independent auditors.

23.2     Consent of Arthur Andersen LLP, independent public accountants.

23.3     Consent of Dennis E. O'Reilly, Esq., contained in his opinion filed as
         Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.

ITEM 9.  UNDERTAKINGS.

         (a) The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 28th day of July, 2000.


                                                CONEXANT SYSTEMS, INC.

                                                By: /s/ DWIGHT W. DECKER
                                                    ----------------------------
                                                    Dwight W. Decker, Chairman
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 28th day of July, 2000 by the following persons in the capacities indicated:


Signature                                          Title
---------                                       ----------
DWIGHT W. DECKER*                  Chairman of the Board and Chief Executive Officer
                                   (principal executive officer) and Director

DONALD R. BEALL*                   Director

F. CRAIG FARRILL*                  Director

JERRE L. STEAD*                    Director

BALAKRISHNAN S. IYER*              Senior Vice President and Chief Financial Officer
                                   (principal financial officer)

STEVEN M. THOMSON*                 Vice President and Controller
                                   (principal accounting officer)

*By: /s/ DENNIS E. O'REILLY
     --------------------------------------
     Dennis E. O'Reilly, Attorney-in-fact**

-----------
** By authority of the power of attorney filed as Exhibit 24.1 to this Registration Statement.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.1     Restated Certificate of Incorporation of the Company, filed as Exhibit
         4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Savings Plan Form S-8"), is incorporated herein by reference.

 4.2 Amendment to Restated Certificate of Incorporation of the Company, filed as Exhibit 4.a.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-30596), is incorporated herein by reference.

 4.3 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Savings Plan Form S-8, is incorporated herein by reference.

 4.4 Specimen certificate for the Company's common stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

 4.5 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8, is incorporated herein by reference.

 4.6 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

 4.7     HotRail, Inc. 2000 Equity Plan, dated April 19, 2000.

 4.8     HotRail, Inc. 1997 Equity Incentive Plan, as amended January 12, 2000.

 5.1 Opinion of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly issued shares of common stock of the Company covered by this Registration Statement.

23.1     Consent of Deloitte & Touche LLP, independent auditors.

23.2     Consent of Arthur Andersen LLP, independent public accountants.

23.3     Consent of Dennis E. O'Reilly, Esq., contained in his opinion filed as
         Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.